Exhibit 23.4

Grandall Legal Group (Shanghai)

To:	CGEN Digital Media Company Limited

Suite 3213-3214 Tower B Shanghai Center

No. 100 Zunyi Road

Shanghai 200051

People’s Republic of China

Date: November 14, 2007

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate Structure,” “Regulation” and “Legal Matters” in the prospectus contained in the registration statement on Form F-1 (the “Registration Statement”), originally filed by CGEN Digital Media Company Limited on November 14, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended., and the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. or the regulations promulgated thereunder.

Very truly yours,

Grandall Legal Group (Shanghai) (Seal)